                                                                 Appendix 6.8.4

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond   Security Description: AIG 3.375% 8/15/20

Issuer:  AIG                                  Offering Type: Global
                                              (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                                 In Compliance
                REQUIRED INFORMATION                   ANSWER                 APPLICABLE RESTRICTION               (Yes/No)
    ---------------------------------------------- ---------------- -------------------------------------------- -------------
1.  Offering Date                                      8/6/13       None                                             N/A

2.  Trade Date                                         8/6/13       Must be the same as #1

3.  Unit Price of Offering                             99.975       None                                             N/A

4.  Price Paid per Unit                                99.975       Must not exceed #3

5.  Years of Issuer's Operations                      > 3 years     Must be at least three years *

6.  Underwriting Type                                   firm        Must be firm

7.  Underwriting Spread                            135 bps vs. T 2  Sub-Adviser determination to be made
                                                       7/31/20

8.  Total Price paid by the Fund                       64,984       None                                             N/A

9.  Total Size of Offering                          1,000,000,000   None                                             N/A

10. Total Price Paid by the Fund plus Total           7,391,152     #10 divided by #9 must not exceed 25% **
    Price Paid for same securities purchased by
    the same Sub-Adviser for other investment
    companies

11. Underwriter(s) from whom the Fund                   Citi        Must not include Sub-Adviser affiliates ***
    purchased (attach a list of all syndicate
    members)

12. If the affiliate was lead or co-lead manager,        n/a        Must be "Yes" or "N/A"
    was the instruction listed below given to the
    broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and air compared to underwritings of similar securities during a comparable period of time. ln Determining which securities are comparable, the, Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  [Graphics Appears Here]
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale [  ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description: PLD 4.250 08/15/2023

Issuer:  Prologis LP                         Offering Type: Global
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                     In Compliance
        REQUIRED INFORMATION             ANSWER                   APPLICABLE RESTRICTION               (Yes/No)
    -----------------------------  -------------------- -------------------------------------------- -------------
1.  Offering Date                        8/8/13         None                                             N/A

2.  Trade Date                           8/8/13         Must be the same as #1

3.  Unit Price of Offering               99.742         None                                             N/A

4.  Price Paid per Unit                  99.742         Must not exceed #3

5.  Years of Issuer's Operations        < 3 years       Must be at least three years *


6.  Underwriting Type                     firm          Must be firm


7.  Underwriting Spread            170 bps vs. T 1 3/4  Sub-Adviser determination to be made             N/A
                                          5/23

8.  Total Price paid by the Fund         46,879         None                                             N/A

9.  Total Size of Offering             850,000,000      None                                             N/A

10. Total Price Paid by the Fund        5,276,352       #10 divided by #9 must not exceed 25% **
    plus Total Price Paid for
    same securities purchased by
    the same Sub-Adviser for
    other investment companies

11. Underwriter(s) from whom the          Citi          Must not include Sub-Adviser affiliates ***
    Fund purchased (attach a list
    of all syndicate members)

12. If the affiliate was lead or           n/a          Must be "Yes" or "N/A"
    co-lead manager, was the
    instruction listed below
    given to the broker(s) named
    in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  [Graphics Appears Here]
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description: C 6.675 09/13/2043

Issuer:  CITIGROUP INC                       Offering Type: Global
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                                In Compliance
                 REQUIRED INFORMATION                  ANSWER                APPLICABLE RESTRICTION               (Yes/No)
    ----------------------------------------------- -------------- -------------------------------------------- -------------
1.  Offering Date                                      9/9/13      None                                             N/A

2.  Trade Date                                         9/10/13     Must be the same as #1

3.  Unit Price of Offering                               100       None                                             N/A

4.  Price Paid per Unit                                  100       Must not exceed #3

5.  Years of Issuer's Operations                      >3 years     Must be at least three years *

6.  Underwriting Type                                   firm       Must be firm

7.  Underwriting Spread                             275 bps vs. T  Sub-Adviser determination to be made
                                                     2/7/8/ 5/43

8.  Total Price paid by the Fund                       42,000      None                                             N/A

9.  Total Size of Offering                          1,000,000,000  None                                             N/A

10. Total Price Paid by the Fund plus Total Price     4,843,000    #10 divided by #9 must not exceed 25% **
    Paid for same securities purchased by the same
    Sub-Adviser for other investment companies

11. Underwriter(s) from whom the Fund                    RBC       Must not include Sub-Adviser affiliates ***
    purchased (attach a list of all syndicate
    members)

12. If the affiliate was lead or co-lead manager,        n/a       Must be "Yes" or "N/A"
    was the instruction listed below given to the
    broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  [Graphics Appears Here]
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [  ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description: BHP 5.000 09/30/2043

Issuer:  BHP BILLITON FINANCE (USA)          Offering Type: Global
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                              In Compliance
                REQUIRED INFORMATION                  ANSWER                APPLICABLE RESTRICTION              (Yes/No)
    ---------------------------------------------- -------------- ------------------------------------------- -------------
1.  Offering Date                                     9/25/13     None                                            N/A

2.  Trade Date                                        9/25/13     Must be the same as #1

3.  Unit Price of Offering                            99.985      None                                            N/A

4.  Price Paid per Unit                               99.985      Must not exceed #3

5.  Years of Issuer's Operations                     >3 years     Must be at least three years*

6.  Underwriting Type                                  firm       Must be firm

7.  Underwriting Spread                            130 bp vs T 2  Sub-Adviser determination to be made
                                                     7/8 5/43

8.  Total Price paid by the Fund                      100,985     None                                            N/A

9.  Total Size of Offering                         2,500,000,000  None                                            N/A

10. Total Price Paid by the Fund plus Total         11,048,343    #10 divided by #9 must not exceed 25%**
    Price Paid for same securities purchased by
    the same Sub-Adviser for other investment
    companies

11. Underwriter(s) from whom the Fund                   JPM       Must not include Sub-Adviser affiliates***
    purchased (attach a list of all syndicate
    members)

12. If the affiliate was lead or co-lead manager,       n/a       Must be "Yes" or "N/A"
    was the instruction listed below given to the
    broker(s) named in #11?****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  [Graphics Appear Here]
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule I44A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [  ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.